EXHIBIT 21

SUBSIDIARIES OF NE LP

                                                                                              State or Jurisdiction
                                         Subsidiary                                             of Incorporation
1. Northeast Energy, LLC (100%-Owned) ....................................................        Florida

2. Northeast Energy Associates, A Limited Partnership (99%-Owned) (a) ....................        Massachusetts

3. North Jersey Energy Associates, A Limited Partnership (99%-Owned) (a) .................        New Jersey

(a)  Northeast Energy, LLC owns the remaining 1% interest.


SUBSIDIARIES OF NJEA

                                                                                              State or Jurisdiction
                                         Subsidiary                                             of Incorporation
1. ESI Tractebel Urban Renewal Corporation (100%-Owned) ..................................        New Jersey
